Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), James A.D. Smith, President and Chief Executive Officer of Genelabs Technologies, Inc. (the “Company”), and Matthew M. Loar, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                                       The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 9, 2005

/S/ JAMES A.D. SMITH	/S/ MATTHEW M. LOAR
James A.D. Smith	Matthew M. Loar
President and Chief Executive Officer	Chief Financial Officer